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                              RUSSELL CORPORATION
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[RUSSELL CORPORATION LOGO]


For Immediate Release:                      Contact: Thomas Johnson (Financial)
                                                     (678) 742-8181
                                                     Nancy Young (Media)
                                                     (678) 742-8118


   RUSSELL CORPORATION BOARD OF DIRECTORS APPROVES REINCORPORATION PROPOSAL,
                     SHAREHOLDERS TO VOTE AT ANNUAL MEETING

ATLANTA (January 30, 2004) -- Russell Corporation (NYSE: RML) announced today that its board of directors has approved a proposal to change the Company's state of legal incorporation from Alabama to Delaware. The reincorporation proposal will be submitted for consideration at Russell's annual meeting of shareholders scheduled to be held on April 21, 2004 at 11:00 a.m. CST, at its offices in Alexander City, AL.

The proposed reincorporation would not affect the Company's name, headquarters, business, jobs, management, offices or facilities, number of employees, assets, liabilities or net worth. Also, the Company's common stock would continue to trade on the New York Stock Exchange under the symbol RML.

"We believe that Delaware provides a more appropriate and predictable corporate and legal environment that would be beneficial to the Company and our shareholders," said Floyd G. Hoffman, senior vice president and general counsel.

More than half of the Fortune 500 publicly traded companies, and more than 75 percent of public companies currently headquartered in Alabama, are incorporated in Delaware.

Approval of the reincorporation proposal will require the support of a two-thirds majority of all the votes entitled to be cast by holders of Russell's common stock. Further information regarding the reincorporation will be contained in the proxy statement to be filed with the Securities and Exchange Commission and mailed to shareholders of the Company as of the record date of the annual meeting.

ABOUT RUSSELL CORPORATION
Russell Corporation is a leading branded athletic, outdoor and activewear company with over a century of success in marketing athletic uniforms, apparel and equipment for a wide variety of sports, outdoor and fitness activities. The company's brands include: Russell Athletic(R), JERZEES(R), Mossy Oak(R), Cross Creek(R), Discus(R), Moving Comfort(R), Bike(R), Spalding(R), and Dudley(R). The company's common stock is listed on the New York Stock Exchange under the symbol RML.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate," "believe," "intend," "expect," "continue," "could," "may," "plan," "project," "predict," "will" and similar expressions. Although Russell Corporation believes that the assumptions upon which its forward-looking statements are based are reasonable, Russell Corporation can give no assurance that these assumptions


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will prove to be correct. Important factors that could cause actual results to differ materially from Russell Corporation's expectations are disclosed in Russell Corporation's definitive proxy statement to be filed with the Securities and Exchange Commission. All forward-looking statements in this press release are expressly qualified by these cautionary statements and by reference to the definitive proxy statement. Russell Corporation undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

This communication is not a solicitation of a proxy from any security holder of Russell Corporation. Russell Corporation will file a definitive proxy statement with the Securities and Exchange Commission in connection with the annual meeting of shareholders. Information regarding the identity of the persons who may, under Securities and Exchange Commission rules, be deemed to be participants in the solicitation of shareholders of Russell Corporation in connection with the proposed reincorporation, and their interests in the solicitation, will be set forth in the definitive proxy statement to be filed with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE REINCORPORATION. Investors and shareholders will be able to obtain copies of the definitive proxy statement filed by Russell Corporation free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov. Investors and shareholders will also be able to obtain the definitive version of the proxy statement free of charge by directing their requests to Thomas D. Johnson, Jr., Director of Investor Relations of Russell Corporation, 3330 Cumberland Boulevard, Suite 800, Atlanta, Georgia 30339, telephone: (678) 742-8181.